UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) February 8, 2005



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                         1-3247              16-0393470
(State or other jurisdiction     (Commission         (I.R.S. Employer
of incorporation)                File Number)        Identification No.)


One Riverfront Plaza, Corning, New York              14831
(Address of principal executive offices)             (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[    ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
       Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
       Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into a Material Definitive Agreement

     On February 2, 2005, the Compensation Committee of the Board of Directors took the following actions related to: compensation of non-employee directors; achievement of performance metrics for 2004 under the Company's Variable
Compensation Plan; adoption of performance metrics for 2005 variable compensation (payable in 2006) under the Company's Variable Compensation Plan; achievement of performance metrics for 2004 for performance share restricted stock under the Company's Incentive Stock Plan; and adoption of performance metrics for 2005 performance shares under the Company's Incentive Stock Plan under the 2000 Employee Equity Participation Program and 2003 amendments.

Director Compensation
---------------------

     On February 2, 2005, the Company's Board of Directors voted to amend the director compensation package applicable for non-employee directors for 2005. The Board decided to maintain the total target of equity compensation at approximately $80,000, but increased the annual cash retainer from $30,000 to $50,000. The $1200 per meeting fee for Board and Committee service will remain at year 2000 levels, although the annual retainers for service as Audit Committee Chair and as Compensation Committee Chair were each raised from $10,000 to $15,000 per year. All other Committee Chair retainers increased to $10,000 per year.

Variable Compensation
---------------------

     On February 2, 2005, the Compensation Committee of the Company's Board of Directors confirmed achievement levels of the 2004 performance metrics for payment in 2005 under the Company's Variable Compensation Plan. Approximately 700 employees, including executive officers, participate in the Variable Compensation Plan. The 2004 metrics were based on the Company's adjusted net profit after taxes, which resulted in a 200% payment of the target award under the Plan for Messrs. James R. Houghton, Wendell P. Weeks, James B. Flaws, Peter
F. Volanakis and Joseph A. Miller, Jr. as listed in the table below. Cash awards for other employees were generally based half on individual/business performance and half on corporate financial performance. In addition, approximately 8,200 U.S. employees participated in the 2004 goalsharing plans of the Corporation with 75% of the award based on specific unit measurements and 25% based on 2004 adjusted net profit after taxes.

     On February 2, 2005, the Compensation Committee of the Company's Board of Directors adopted performance metrics for 2005 variable compensation (payable in 2006) under the Company's Variable Compensation Plan and 54 goalsharing plans with up to five measures upon which unit performance is measured. For Messrs. Houghton, Weeks, Volanakis, Flaws and Miller the variable compensation metrics include a corporate performance factor based on adjusted net profit after taxes, and they will have their 2005 goalsharing awards determined as the average of all other plans. The metrics for other participants include a corporate performance factor based on adjusted net profit after taxes and an individual performance factor based on performance against individual objectives and individual business unit objectives. The Compensation Committee previously established target percentages for variable compensation as a percent of salary. For Messrs. Houghton, Weeks, Flaws, Volanakis and Miller, the target percentages are 100%, 85%, 80%, 80% and 75% of salary.

Incentive Stock Plan
--------------------

     On February 2, 2005, the Compensation Committee of the Company's Board of Directors approved performance shares (restricted stock subject to forfeiture if certain conditions are not met) grants as a result of achievement of the adjusted net profit after taxes metric by the Company in 2004 at the 150% level, resulting in an additional 794,750 performance shares awarded to approximately 150 executives, subject to transfer and forfeiture restrictions through February 1, 2007. These awards include those for Messrs. Houghton, Weeks, Flaws, Volanakis and Miller listed in the table below. The performance shares were awarded under the Company's Incentive Stock Plan under the 2000 Employee Equity Participation Program and 2003 amendments.

     On February 2, 2005, the Compensation Committee of the Company's Board of Directors adopted corporate performance metrics for the 2005 performance shares (restricted stock) awarded under the Company's Incentive Stock Plan under the 2000 Employee Equity Participation Program and 2003 amendments. Approximately 170 employees, including executive officers, participate. The metrics for the 2005 performance shares (restricted stock) include corporate performance factor based on adjusted earnings per share and operating cash flow of the Company in 2005. The performance shares earned or forfeited based upon 2005 corporate performance will have restrictions on transfer and the possibility of forfeiture until February 1, 2008. The Compensation Committee previously approved target grant guidelines for individual salary levels, with those for Messrs. Houghton, Weeks, Flaws, Volanakis and Miller listed below.

     As part of the above ordinary course actions taken at its February 2, 2005 meeting relative to variable compensation and performance share restricted stock, the Compensation Committee approved the following for the Company's named executive officers as defined in Regulation S-K item 402(a)(3):



                                           2004                                    2005
                                      Incentive Plan           2004           Incentive Plan
                                         Restricted            Cash             Restricted
Executive Officer                     Stock Awards(1)         Bonus(2)        Stock Awards(3)
-----------------                     ------------            -----           ------------

James R. Houghton                        204,000           $2,047,235           202,000
  Chairman &
  Chief Executive Officer

Wendell P. Weeks                         142,500           $1,382,238           145,000
  President &
  Chief Operating Officer

Peter F. Volanakis                       102,000           $1,043,390            97,000
  President, Corning Technologies

James B. Flaws                           102,000           $1,173,814            97,000
  Vice Chairman &
  Chief Financial Officer

Joseph A. Miller, Jr.                     78,000           $  817,492            73,000
  Executive Vice President &
  Chief Technology Officer


(1) Includes performance share restricted stock awards in December 2003 and February 2005 based on 2004 performance; shares are restricted through February 1, 2007.

(2)  Variable   Compensation  Plan  payouts  for  2004  performance,   including
     goalsharing amounts.

(3) Includes performance share restricted stock awards in December 2004; number of shares earned to be determined based on 2005 results; shares earned are restricted through February 1, 2008.

     The Variable Compensation Plan is on file with the Securities Exchange Commission as Exhibit 2 of Corning Proxy Statement, Definitive 14A filed March 10, 2003. The 2000 Employee Equity Participation Program and 2003 amendments are filed as Exhibit 1 to Corning Proxy Statement, Definitive 14A filed March 10, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CORNING INCORPORATED
                                       Registrant



Date: February 8, 2005      By    /s/  KATHERINE A. ASBECK
                                       --------------------------------------
                                       Katherine A. Asbeck
                                       Senior Vice President and Controller